Exhibit 10.8

PROMISSORY NOTE

(renewal/modification)

$16,000,000.00

Effective Date:      day of                     , 2006

Asset Investors Operating Partnership, L.P.

29399 US Highway 19 North

Suite 320

Clearwater, Florida 33761

(Individually and collectively “Borrower”)

Community Savanna Club Joint Venture

29339 US Highway 19 North,

Suite 320

Clearwater, Florida 33761

(Individually and collectively “Borrower”)

AIOP Lost Dutchman Notes, L.L.C.

29399 US Highway 19 North

Suite 320

Clearwater, Florida 33761

(Individually and collectively “Borrower”)

Community Brentwood Joint Venture

29399 US Highway 19 North

Suite 320

Clearwater, Florida 33761

(Individually and collectively “Borrower”)

Wachovia Bank, National Association

100 South Ashley Drive, Suite 950

Tampa, Florida 33602

(Hereinafter referred to as “Bank”)

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Sixteen Million and No/100 Dollars ($16,000,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

RENEWAL/MODIFICATION. This Promissory Note renews and extend that certain Promissory Note dated July 31, 2003 in the original principal amount of $16,000,000.00 of which $3,909,000.00 is currently outstanding and the amount of $12,091,000.00 is available to draw (“Original Note”). FLORIDA DOCUMENTARY STAMP TAX IN THE MAXIMUM TAXABLE AMOUNT HAVE BEEN PAID ON THE RECORDED INSTRUMENT PURSUANT TO SECTION 201.08, FLORIDA STATUTE. This Promissory Note is not a novation.

LOAN AGREEMENT. This Note is subject to the provisions of that certain Loan Agreement between Bank and Borrower dated July 31, 2003, as modified from time to time.

LINE OF CREDIT ADVANCES. Borrower may borrow, repay and reborrow, and, upon the request of Borrower, Bank shall advance and readvance under this Note from time to time until the maturity hereof (each an “Advance” and together the “Advances”), so long as the total principal balance outstanding under this Note at any one time does not exceed the principal amount stated on the face of this Note, subject to the limitations described in any loan agreement to which this Note is subject. Bank's obligation to make Advances under this Note shall terminate if a demand for payment is made under this Note or if a Default (as defined in the other Loan Documents) under any Loan Document occurs or in any event, on the Maturity Date hereof unless renewed or extended by Bank in writing upon such terms then satisfactory to Bank. As of the date of each proposed Advance, Borrower shall be deemed to represent that each representation made in the Loan Documents is true as of such date.

If Borrower subscribes to Bank's cash management services and such services are applicable to this line of credit, the terms of such service shall control the manner in which funds are transferred between the applicable demand deposit account and the line of credit for credit or debit to the line of credit.

USE OF PROCEEDS. Borrower shall use the proceeds of the loan(s) evidenced by this Note for the commercial purposes of Borrower, as follows: To fund development activities, working capital, and other general corporate purposes of Borrower.

SECURITY. Borrower has granted Bank a security interest in the collateral described in the Loan Documents, including, but not limited to, real property collateral described in that certain security instrument of even date herewith and collateral described in that certain Absolute Assignment of Lessor's Interest in Leases and Rents of even date herewith.

INTEREST RATE. From the date of this Note through March 29, 2007, interest shall accrue on the unpaid principal balance of each Advance during each Interest Period from the date of such Advance at a rate per annum equal to 1-month LIBOR plus 160 basis points. Commencing on the 30th day of March, 2007, interest shall accrue on the unpaid principal balance of each Advance during each Interest Period from the date of such Advance at a rate per annum equal to 1-month LIBOR plus applicable spread according to the following schedule (“Interest Rate”):

If the Debt Service Coverage Ratio of the Property is equal to or greater than 1.25 but less than 1.35, then the applicable spread will be 175 basis points.

If the Debt Service Coverage Ratio of the Property is equal to or greater than 1.35 but less than 1.50, then the applicable spread will be 160 basis points.

If the Debt Service Coverage Ratio of the Property is greater than 1.50, then the applicable spread will be 150 basis points.

Debt Service Coverage Ratio is defined as the Net Operating Income of the properties from the most recent Borrowing Base Certificate divided by the annualized principal and interest payment that would result based upon the principal balance under this facility as of the most recent quarter end, a 25 year amortization schedule and an interest rate which is the greater of seven percent (7%) or the ten (10) year US Treasury Rate as of the most recent quarter end, plus two percent (2%).

The spread set forth above shall be adjusted quarterly, commencing on the 30th day of March, 2007 and on the last day of each succeeding quarter thereafter during the term of the Loan.

The Interest Rate for each Interest Period shall accrue each day during such Interest Period, commencing on and including the first day to but excluding the last day. “Interest Period” means, in respect of each Advance, each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest in respect of such Advance is due 1 month thereafter; provided (i) the first Interest Period shall commence on the date of such Advance and end on the first day thereafter that interest in respect of such Advance is due, (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month and (iii) any Interest Period that would otherwise extend past the maturity date of this Note shall end on the maturity date of this Note. “LIBOR” means, with respect to each Interest Period, the rate for U.S. dollar deposits with a maturity equal to the number of months specified above, as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before such Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

INDEMNIFICATION. Borrower shall indemnify Bank against Bank's loss or expense as a consequence of (a) any payment, prepayment or conversion of any loan on a date other than the last day of the Interest Period, or (b) any failure to make a borrowing or conversion after giving notice thereof (“Indemnified Loss or Expense”). The amount of such Indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded 100% of that portion of the loan in the London interbank market.

DEFAULT RATE. In addition to all other rights contained in this Note, if a default in the payment of Obligations occurs, all outstanding Obligations shall bear interest at the Interest Rate plus 3% (“Default Rate”). The Default Rate shall also apply from demand until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on 15th day of January, 2007, and continuing on the same day of each month thereafter until fully paid. In any event, this Note shall be due and payable in full, including all principal and accrued interest on the 31st day of May, 2009 (the “Maturity Date”).

REAFFIRMATION FEE. Borrower shall pay to Bank a reaffirmation fee equal to $16,000.00 (.10% of the face amount of this Note) each time Bank upon Borrower’s request reaffirms the facility for an additional one (1) year term.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. Upon the occurrence of a default in the payment of the Obligations or a Default (as defined in the other Loan Documents) under any other Loan Document, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

DEFINITIONS. Loan Documents. The term “Loan Documents”, as used in this Note and the other Loan Documents, refers to all documents executed in connection with or related to the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and any letters of credit issued pursuant to any loan agreement to which this Note is subject, any applications for such letters of credit and any other documents executed in connection therewith or related thereto, and may include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101). Obligations. The term “Obligations”, as used in this Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements (as defined in 11 U.S.C. § 101) between Borrower and Bank whenever executed. Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 10 or more days, up to a maximum late charge of $1,000.00 for each payment past due.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

If this Note is secured by owner-occupied residential real property located outside the state in which the office of Bank first shown above is located, the late charge laws of the state where the real property is located shall apply to this Note and the late charge shall be the highest amount allowable under such laws. If no amount is stated thereunder, the late charge shall be 5% of each payment past due for 10 or more days.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

CURE PERIOD. A non-monetary Default may be cured within thirty (30) days after written notice thereof is mailed to the Borrower by Bank. The Borrower’s right to cure shall be applicable only to curable defaults and shall not apply, without limitation, to Defaults based upon false material representation or a Bankruptcy. Borrower shall have the right to cure a Default requiring mailing of notice only once during any 12 month period. Bank shall not exercise its remedies to collect the Obligations except as Bank reasonably deems necessary to protect its interest in collateral securing the Obligations during the cure period

REMEDIES. Upon the occurrence of a default in the payment of the Obligations or a Default (as defined in the other Loan Documents) under any other Loan Document, Bank may at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower's accounts without notice. Cumulative. Exercise any rights and remedies as provided under the Note and the other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 90 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated basis and in reasonable detail.

TAX RETURNS. Borrower shall deliver to Bank, within 30 days of filing, complete copies of federal and state tax returns, as applicable, each of which shall be signed and certified by Borrower, as applicable to be true and complete copies of such returns. In the event an extension is filed, Borrower, as applicable shall deliver a copy of the extension within 30 days of filing.

PROPERTY REPORTS. Borrower shall deliver to Wachovia, within 90 days after the close of each fiscal year and, if requested by Wachovia, within 45 days after the end of each fiscal quarter unaudited management-prepared financial statements relating to the operation of the Property, including without limitation, a balance sheet, income and expense statement, with supporting schedules; certified rent roll; and summary of leases; all in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year.

Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default (as defined in the other Loan Documents) shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Except as otherwise provided in the Loan Documents, each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period, and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any other Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of each Borrower or each person who may be liable under this Note or any other Loan Document and without affecting the liability of Borrower or any person who may be liable under this Note or any other Loan Document.

MISCELLANEOUS PROVISIONS. Assignment. This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Note and the other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in this Note or any of the other Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the other Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and construed under the laws of the state named in Bank's address on the first page hereof without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Note shall control. Borrower's Accounts. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's accounts with Bank and any of its affiliates. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank's address on the first page hereof. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7628, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7628, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Advances. Bank may, in its sole discretion, make other advances which shall be deemed to be advances under this Note, even though the stated principal amount of this Note may be exceeded as a result thereof. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. Each person who signs this Note as a Borrower (as defined herein) is jointly and severally obligated. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN

CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS NOTE.

BORROWER AND BANK AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

ASSET INVESTORS OPERATING
PARTNERSHIP, L.P., a Delaware limited partnership

	BY:	AMERICAN LAND LEASE, INC.,
a Delaware corporation,
the sole General Partner

By:
Print Name:		Shannon E. Smith
Signing solely as a witness		Chief Financial Officer

Print Name:
Signing solely as a witness

STATE OF
COUNTY OF

Acknowledged before me this      day of                     , 2006, by Shannon E. Smith, Chief Financial Officer of American land Lease, Inc., a Delaware corporation, the sole General Partner of ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, on behalf of said entities. Such person is personally known to me or has produced                      as identification.

(Seal)
Print Name:
Notary Public

Commission No.
Serial Number, if any:

COMMUNITY BRENTWOOD JOINT VENTURE,
a Delaware general partnership

	BY:	AIOP FLORIDA PROPERTIES I, L. L. C., a Delaware limited
liability company, its Managing General Partner

	BY:	ASSET INVESTORS OPERATING
PARTNERSHIP, L.P., a Delaware limited partnership, its sole Member

		BY:	AMERICAN LAND LEASE, INC.,
a Delaware corporation, its sole General Partner

By:
Print Name:			Shannon E. Smith
Signing solely as a witness			Chief Financial Officer

Print Name:
Signing solely as a witness

STATE OF
COUNTY OF

Acknowledged before me this      day of                     , 2006, by Shannon E. Smith, Chief Financial Officer of American land Lease, Inc., a Delaware corporation, the sole General Partner of Asset Investors Operating Partnership, L.P., a Delaware limited partnership, the sole Member of AIOP Florida Properties I, L.L.C., a Delaware limited liability company, the Managing General Partner of Community Brentwood Joint Venture, a Delaware general partnership, on behalf of said entities. Such person is personally known to me or has produced                      as identification.

(Seal)
Print Name:
Notary Public
Commission No.
Serial Number, if any:

AIOP LOST DUTCHMAN NOTES, L.L.C., a Delaware limited liability company

	BY:	ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, its sole member

		BY:	AMERICAN LAND LEASE, INC.,
a Delaware corporation, its sole General Partner

By:
Print Name:			Shannon E. Smith
Signing solely as a witness			Chief Financial Officer

Print Name:
Signing solely as a witness

STATE OF
COUNTY OF

Acknowledged before me this      day of                     , 2006, by Shannon E. Smith, Chief Financial Officer of American land Lease, Inc., a Delaware corporation, the sole General Partner of Asset Investors Operating Partnership, L.P., a Delaware limited partnership, the sole Member of AIOP Lost Dutchman Notes, L.L.C., a Delaware limited liability company, on behalf of said entities. Such person is personally known to me or has produced                      as identification.

(Seal)
Print Name:
Notary Public
Commission No.
Serial Number, if any:

COMMUNITY SAVANNA CLUB JOINT VENTURE,
a Delaware general partnership

	BY:	AIOP FLORIDA PROPERTIES I, L. L. C., a Delaware limited liability company, Managing General Partner

		BY:	ASSET INVESTORS OPERATING
PARTNERSHIP, L.P., a Delaware limited partnership, its sole Member

			BY:	AMERICAN LAND LEASE, INC.,
a Delaware corporation, its sole General Partner

By:
Print Name:				Shannon E. Smith
Signing solely as a witness				Chief Financial Officer

Print Name:
Signing solely as a witness

STATE OF
COUNTY OF

Acknowledged before me this      day of                     , 2006, by Shannon E. Smith, Chief Financial Officer of American land Lease, Inc., a Delaware corporation, the sole General Partner of Asset Investors Operating Partnership, L.P., a Delaware limited partnership, the sole Member of AIOP Florida Properties I, L.L.C., a Delaware limited liability company, the Managing General Partner of Community Savanna Club Joint Venture, a Delaware general partnership, on behalf of said entities. Such person is personally known to me or has produced                      as identification.

(Seal)
Print Name:
Notary Public
Commission No.
Serial Number, if any: